UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 99454-8382

(Registrant’s telephone number, including area code)

Innovative International Acquisition Corp.

24681 La Plaza Ste 300

Dana Point, CA 92629

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $11.50, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adarsh Menon as President

Effective January 8, 2024, Zoomcar Holdings, Inc. (the “Company”) appointed Adarsh Menon as the President of the Company and as President of Zoomcar India Private Limited, an Indian limited company and majority-owned subsidiary of the Company (“Zoomcar India”).

Mr. Menon, 44, is a seasoned industry leader with over 22 years of experience. He is joining the Company after eight and a half years at Flipkart India Private Limited, a company incorporated in Singapore (“Flipkart”), an Indian e-commerce company, where he served in various roles, including Vice President, Senior Vice President and Head of various departments from March 2015 to September 2023. Most recently, Mr. Menon headed Flipkart’s new and high-growth mandate comprised of independent diverse businesses newly acquired or launched by Flipkart, including ClearTrip (a travel e-commerce company), Shopsy (a hyper-value e-commerce company) and ReCommerce (a used goods e-commerce company). Prior to Flipkart, Mr. Menon served as General Manager, West India of Hindustan Unilever Limited (NSE: HINDUNILVR), an Indian consumer goods company, for 12 years. Mr. Menon has a strong track record of leading businesses in various life stages. He has extensive experience in scaling multi-billion dollar businesses by building strong revenue moats, profit pools, alliances, as well as leading mergers and acquisition transactions, including the acquisition by Flipkart of Walmart India & Yaantra, an electronics recommerce company. He has built and led large, high-performing, engaged and agile cross-functional teams and has partnered with several industry leaders, including Ms. Deepika Bhan (President, Packaged Foods, Tata Consumer Products (NSE: TATCONSUM)), Mr. Rakesh Krishnan (Vice President & Head of Marketplace, Flipkart), Mr. Hari Kumar (Vice President & Head of Grocery, Flipkart), Mr. Ankush Wadehra (Head, Skin Cleansing, Hindustan Unilever Limited (NSE: HINDUNILVR)). Mr. Menon enjoys solving the complex problems associated with scaling up businesses to positions of dominance in India. Mr. Menon is passionate about leveraging technology to solve problems for India and Indian customers. Mr. Menon holds an M.B.A. in Marketing & Human Resources from Faculty of Management Studies.

Neither Mr. Menon nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was or is a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Zoomcar India has entered into an employment agreement (the “Employment Agreement”) with Mr. Menon, dated as of January 8, 2024. The Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms. Mr. Menon’s employment is subject to a probation period of three months from the date of the Employment Agreement (the “Probation Period”). At the end of the Probation Period, Mr. Menon’s employment will automatically convert into full time employment. Pursuant to the Employment Agreement, Mr. Menon will earn a base salary equal to $400,000 per year. Mr. Menon will be eligible for a one-time signing bonus of $20,000.

Subject to the approval of the Company’s Board, Mr. Menon will be granted restricted stock units (“RSUs”) equal to 3% of the aggregate number of issued and outstanding shares of common stock of the Company, par value $0.0001 per share (“Common Stock”). The RSUs will vest in even monthly increments over four years and will be subject to a one-year lock-up period. In addition, Mr. Menon will be eligible to receive an additional number of RSUs of .25% of the aggregate number of issued and outstanding shares of Common Stock upon the achievement of each of the following milestones: a market capitalization of the Company of $500 million, $750 million and $1 billion, respectively.

Mr. Menon will be entitled to participate in Zoomcar India’s employee benefit program, if Zoomcar India offers such employee benefits to its employees, provided, however, that the employee benefits will not be provided to Mr. Menon during the Probation Period. In addition, upon termination without “Cause,” Mr. Menon will be given at least three months of notice and will be eligible to receive severance payment equal to three months of salary, provided, however, that if Mr. Menon’s employment is terminated in connection with the Company’s acquisition by another entity, Mr. Menon will be eligible to receive severance payment equal to four months of salary. During the Probation Period, Mr. Menon’s employment may be terminated at any time without notice and Mr. Menon will be eligible to receive one month of salary.

The Employment Agreement contains covenants not to, for a period of 1 year after the date of termination or expiration of the Employment Agreement, (i) contact or solicit, or direct any third party to solicit, any customers or business associates of Zoomcar India, any past customers or business associates of Zoomcar India who conducted business with Zoomcar India during the term of Mr. Menon’s employment, or any prospective customers or business associates of Zoomcar India which are actively being solicited by Zoomcar India or (ii) solicit, hire or contract with any employees of Zoomcar India or any past employees of Zoomcar India who were employed by Zoomcar India during Mr. Menon’s term of employment.

The foregoing description of the terms of the employment agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Company will also enter into a standard indemnity agreement with Mr. Menon, a form of which was filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the SEC on January 4, 2024.

On January 11, 2024, the Company issued a press release announcing the appointment of Mr. Menon, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 8, 2024, by and between Zoomcar India Private Limited and Adarsh Menon.
99.1	Press Release dated January 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Greg Moran
	Name:	Greg Moran
	Title:	Chief Executive Officer and Director

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